Exhibit 4.2

SERIES B PREFERRED		SERIES B PREFERRED

[SIP ]	[STRATOS LOGO]	[ ]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	STRATOS INTERNATIONAL, INC	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 863100 30 1

THIS CERTIFIES that

Is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B PREFERRED STOCK, OF
THE PAR VALUE OF $0.01 EACH OF

STRATOS INTERNATIONAL, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Restated Certificate of Incorporation and By-Laws of the Corporation as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents.

   This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Register of the Corporation.

   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ MANISH C. SHAH	(SEAL)	/s/ JAMES W. MC SINLEY

SECRETARY		PRESIDENT AND CHIEF EXECUTIVE OFFICER